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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 1999
                               (November 23, 1999)

                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

         Colorado                         0-22619                84-1202005
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
      incorporation)                      Number)            Identification No.)

360-22nd Street, #210, Oakland, California                         94612
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(Address of principal executive offices)                         (Zip Code)

                                 (510) 808-1300
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              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Sale of Series B Convertible Preferred Stock

On December 9, 1999 ValueStar Corporation (the "Company") completed the private offering and sale of 517,157 shares of Series B Convertible Preferred Stock, par value $0.00025 ("Series B Stock"), at $17.50 per preferred share (each share of which is initially convertible into ten shares of common stock). A total of 800,000 shares of preferred stock have been designated by the Company as Series B Stock.

The aggregate gross proceeds of $9,050,000 included $6,050,000 in cash from lead strategic investor, eCompanies Venture Group, L.P. (the "Lead Investor"). A total of $1,405,000 was purchased by three institutional holders of the Company's wholly-owned subsidiary's Senior 8% Secured Notes ("Senior Notes") of which $1,000,000 was applied to reduce the outstanding principal of the Senior Notes from $2,450,000 to $1,450,000. A total of $250,000 had been advanced by three investors on November 24 and November 29, 1999 and was applied towards their Series B Stock purchase. The balance of $1,345,000 was paid in cash by sixteen individual investors.

The Series B Stock investors included two directors of the Company and entities affiliated with such directors for an aggregate of $302,500 and one executive officer for $50,000.

The dollar amount of the Series B Stock is convertible at the option of the holder into shares of common stock at an initial conversion price negotiated with the Lead Investor of $1.75 per share and are automatically converted on the occurrence of the following events:

     o A Qualified Liquidation Event - a qualifying public offering (proceeds of $15 million at a price of at least $5.00 per share and a valuation of at least $40 million) or qualified sale (valuation of at least $40 million and minimum proceeds of $5.00 to $7.00 per common share);

     o A Qualified Liquidity Milestone - a qualifying stock market listing (Nasdaq National Market or New York Stock Exchange and minimum price and trading volume);

     o The conversion of all the shares of the Company's Series A Convertible Preferred Stock ("Series A Stock"); or

     o   A vote of 66-2/3% of outstanding shares of Series B Stock.

The Series B Stock has a liquidation preference, after payment of the preferential amount for the Series A Stock, of $17.50 per share of Series B Stock. Thereafter the holders of Series B Stock, on an as-converted basis, and the holders of common stock, shall be paid pro-rata, from remaining assets until the holders of Series B Stock shall have received an aggregate preference price of $30.00 per share. Holders of Series B Stock are entitled to receive non-cumulative dividends at an annual rate of 8% only when and if declared by the Board of Directors. However no cash dividends shall be paid to common stock holders unless a like cash dividend amount has been paid to holders of Series B Stock on an as-converted basis.

The Series B Stock has antidilution rights for certain issuances below the conversion price. The Series B Stock has voting rights equal to the number of shares of common stock on an as-converted basis. In addition, as long as there are at least 200,000 shares of Series B Stock issued and outstanding, the holders are entitled, voting as a separate class, to elect two members of the Company's board of directors.

In connection with this transaction, the Company increased the number of authorized directors from five to seven, resulting in two vacancies. Mr. Steven Ledger, Managing General Partner of eCompanies Venture Group, L.P. has been appointed as a new director filling one vacancy and one directorship elected by the Series B Stockholders. The remaining Series B director seat is vacant. As a result of this transaction and by the terms of the Company's Series A Stock, one director is elected by the Series A Stockholders, two by the Series B
Stockholders  and the  balance  of  directors,  not

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

elected by any series of preferred shares then outstanding, by the common stockholders. As amended by this transaction, the largest holder of Senior Notes, Seacoast Capital Partners L.P., is entitled through a voting agreement, to effectively designate one director from the common class. To date, Seacoast Capital Partners L.P. has not designated a director.

In connection with the sale of Series B Stock, the Company entered into an Investors Rights Agreement with the Series B Stock investors, certain Series A Stockholders and the three Senior Note holders who also hold certain A, B, and C warrants to purchase shares of common stock ("Warrants") granted in connection with the issuance of the Senior Notes. This agreement provides the parties with certain demand and piggyback registration rights and grants the Senior Note holders and each holder of 20% of Series B Stock originally issued with certain equity preemptive rights. Previously granted antidilution and preemptive rights granted to the Warrant holders were terminated. The Senior Note holders retain certain debt preemptive rights.

In connection with this sale, the Senior Note and Warrant holders (who also own a majority of Series A Stock), amended and waived certain provisions of agreements related to the Senior Notes and the Warrants. These amendments included a termination of certain drag along rights which provided the Warrant holders additional consideration in certain instances upon a sale of the Company. These terminated drag along rights also had allowed the Warrant holders to force a sale of the Company in certain instances.

Other amendments executed by Senior Note and Warrant holders included a modification of key person insurance requirements and changes to Senior Note financial covenants. The Senior Note and Warrant holders also executed certain waivers, including waiving any antidilution adjustment to the Warrants or Series A Stock as a result of the Series B Stock sale, waiving the Series A and Series B Stock from the computation for a change of control default under the Senior Notes and waiver of any prepayment fee for the $1,000,000 reduction in the Senior Notes. In connection with these amendments, waivers and modifications by the Senior Note and Warrant holders, the Company agreed to increase the interest rate on the $1,450,000 balance of Senior Notes from the current 8% to a maximum of 12% at the rate of 1% per calendar quarter commencing April 1, 2000 when the rate will increase from 8% to 9%.

While the securities were sold by the Company without an underwriter or cash commission, the Company issued to an outside financial advisor warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $2.50 per share until December 7, 2004 in connection with these transactions. All of these securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Section 4(2) thereunder and/or Regulation D, Rule 506 and appropriate legends were placed on the Series B Stock and will be placed on the shares of common stock issuable upon conversion unless registered under the Act prior to issuance.

The Company incurred cash costs estimated at $65,000 in connection with the offering. After the application of $1,250,000 as debt conversions, the balance of net proceeds of $7,735,000 are intended to supplement working capital and provide funds to accelerate the development and implementation of an expanded Internet based rating program for service companies. There can be no assurance the Company can successfully develop new services or that the proceeds will be sufficient for such purpose.

The descriptions of these transactions are qualified in their entirety by the full text of the agreements attached as exhibits hereto.

Other Recent Equity Transactions

On December 1, 1999 the Company issued 546,274 shares to three holders of its subordinated 6% Convertible Notes in exchange for the conversion of $500,000 of principal and $46,274 of accumulated interest. These notes were called for conversion by the Company pursuant to a forced conversion feature in the notes. The shares were issued pursuant to a current S-3 Registration Statement.

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On November 23, 1999 the Company  filed with the  Colorado  Secretary of State a
Certificate of Amendment to the Articles of Incorporation increasing the authorized shares of common stock from 20,000,000 to 50,000,000 shares. At the close of business on December 10, 1999, the Company had 55,000,000 shares authorized, consisting of 50,000,000 shares of common stock, par value $0.00025 and 5,000,000 shares of preferred stock, par value $0.00025. A total of 10,467,906 common shares were then issued and outstanding. A total of 1,000,000 preferred shares have been designated as Series A Convertible Preferred Stock, with 225,000 shares issued and outstanding. A total of 800,000 preferred shares have been designated as Series B Convertible Preferred Stock, with a total of 517,157 shares issued and outstanding.

Reference is also made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

       None

(b) Pro forma financial information.

       None

(c) Exhibits

3.1.3 Amendment to Certificate of Incorporation filed with the Secretary of State of Colorado on November 23, 1999

3.3.1 Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of Colorado on December 7, 1999

3.4 Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State of Colorado on December 7, 1999

4.17.2 Second Amendment to Note Purchase Agreement between the Company's wholly-owned subsidiary (ValueStar, Inc.) and three institutional investors dated December 8, 1999

4.19.2 Second Amendment to Shareholder Agreement between the Company, three institutional investors and certain stockholders of the Company dated December 8, 1999

4.19.3     Waiver  Agreement   between  the  Company  and  three   institutional
           investors dated December 8, 1999

4.28 Form of Series B Preferred Stock Purchase Agreement dated as of December 8, 1999 between the Company and Series B stock purchasers

4.29 Form of Investors Rights Agreement dated as of December 8, 1999 between the Company, three senior note holders, two directors and Series A and Series B stock purchasers

4.30 Stock Purchase Warrant dated December 8, 1999 between the Company and Jackson Strategic, Inc. for an aggregate of 75,000 common shares at $2.50 per share

10.14      Press release issued by the Company on December 9, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VALUESTAR CORPORATION

Date: December 13, 1999                    By: /s/ JAMES A. BARNES
                                              --------------------
                                           James A. Barnes
                                           Treasurer and Secretary


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